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                                                            EXHIBIT NO. 99.9(b)

                             LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 65 to the Registration Statement (File Nos. 33-1657 and 811-4492) (the "Registration Statement") of MFS(R) Series Trust X (the "Trust"), of my opinion dated September 28, 2005 appearing in Post-Effective Amendment No. 57 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on September 28, 2005.

                                   CHRISTOPHER R. BOHANE
                                   --------------------------------------
                                   Christopher R. Bohane
                                   Assistant Secretary and Assistant Clerk

Boston, Massachusetts
November 23, 2007